Exhibit 99.1

GETTY IMAGES REPORTS RECORD FINANCIAL RESULTS FOR THE SECOND QUARTER

OF 2005 AND RAISES FULL-YEAR GUIDANCE

Revenue Growth Rate Accelerates to More than 20 Percent

Overall Creative Image Volumes Grow More than 17 Percent

SEATTLE, July 26, 2005 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the second quarter ended June 30, 2005.

Quarterly Highlights

•	Revenue increased 23 percent over the second quarter of 2004

•	Operating income grew 39 percent to $55.5 million

•	Operating margin of 30 percent

•	Reported earnings per diluted share increased to $0.53 from $0.41 in the second quarter of 2004

•	Exclusive of accelerated amortization of debt issuance costs of $0.05 per diluted share in the second quarter of 2005, earnings per diluted share increased 41 percent to $0.58 from $0.41

•	Digital Vision and Photonica acquisitions completed and integrated

“This quarter is quite possibly the best quarter in our 10-year history,” said Jonathan Klein, Getty Images’ co-founder and CEO. “All areas of our business delivered great results. The record revenues were driven by the highest level of creative image volume growth we have seen, as well as significant growth in both Editorial and Film. These results confirm our growing leadership position and are further validation of the increasing global demand for imagery and our expanding market opportunities. We are as excited and energized about the future prospects for Getty Images as ever.”

Revenue grew 23.3 percent to $185.3 million compared to $150.3 million in the second quarter of 2004. Excluding the effects of changes in currency exchange rates, revenue grew 19.3 percent. Operating income for the second quarter of 2005 grew 39.3 percent to $55.5 million, or 30.0 percent of revenue, compared to $39.8 million, or 26.5 percent of revenue, in the same quarter last year.

Net income for the second quarter was $34.0 million, or $0.53 per diluted share compared to $25.2 million, or $0.41 per diluted share the prior year. Results for the second quarter of 2005 were impacted by accelerated amortization of debt issuance costs equal to $5.0 million, or $0.05 per diluted share on an after-tax basis. On June 21, the company announced a conversion condition had been met for its 0.5% convertible debentures requiring the company to expense the unamortized debt issuance costs associated with the debentures. Excluding this non-cash charge, net income rose 47.9 percent to $37.2 million, or $0.58 per diluted share for the second quarter of 2005 compared to $25.2 million, or $0.41 per diluted share for the second quarter last year.

Gross margin for the quarter was 73.3 percent compared to 72.2 percent in the second quarter of 2004. Selling, general and administrative expenses (SG&A) totaled $64.9 million, up from $54.4 million in the second quarter of 2004. As a percentage of revenue, SG&A declined to 35.0 percent in the second quarter of 2005, compared to 36.2 percent in the same quarter last year.

Cash and short-term investment balances decreased to $418.8 million at June 30, 2005, from $572.7 million at March 31, 2005. The decrease reflects the cash payments within the quarter of approximately $214 million related to the Digital Vision and Photonica acquisitions.

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Getty Images, Inc.

Second Quarter 2005 Financial Results

For the first six months of 2005, net cash provided by operating activities rose 19.8 percent to $120.2 million compared to $100.3 million for the same period of 2004. The acquisition of property and equipment totaled $22.8 million, compared to $18.1 million for the first half of 2004.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of July 26, 2005. The company currently does not intend to update these forward-looking statements until the next quarterly results announcement.

For the third quarter of 2005 the company expects to report revenue in the range of $180 million to $184 million and earnings per diluted share of $0.56 to $0.58. For 2005, the company is increasing guidance and expects revenue in the range of $728 million to $735 million and earnings per diluted share of $2.20 to $2.26. The number of fully diluted shares assumed in the earnings per share guidance is approximately 65 million.

Web cast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 1.800.946.0706 (North America) or 1.719.457.2638 (international). A live web cast of the conference call can be accessed from the Investors page in the About Us section of the Getty Images Web site at http://gettyimages.com. The web cast will be archived on the Getty Images Web site and will be available until July 26, 2006. Supplemental statistical information referenced in the conference call will be available in the Investor Relations section of the Web site.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended March 31, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

Contacts:

Investors:	Media:
David Parker	Deb Trevino
Vice President, Investor Relations	Vice President, Communications
206.925.6930	206.925.6474
david.parker@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

Second Quarter 2005 Financial Results

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(In thousands, except per share amounts)	2005	2004	2005	2004
Revenue	$185,305	$150,327	$363,399	$306,839
Cost of sales	49,495	41,789	100,749	85,595

Gross profit	135,810	108,538	262,650	221,244

Selling, general and administrative expenses	64,908	54,411	124,962	109,128
Depreciation	12,296	13,321	24,331	27,144
Amortization	2,455	1,091	3,677	2,185
Other operating expenses (income)	643	(128)	627	2

Operating expenses	80,302	68,695	153,597	138,459

Income from operations	55,508	39,843	109,053	82,785
Interest expense	(5,850)	(913)	(6,812)	(1,980)
Investment income	3,038	2,041	5,927	3,783
Exchange gains (losses), net	140	(44)	(350)	(751)

Income before income taxes	52,836	40,927	107,818	83,837
Income tax expense	(18,846)	(15,775)	(39,720)	(32,599)

Net income	$33,990	$25,152	$68,098	$51,238

Earnings per share
Basic	$0.55	$0.43	$1.11	$0.88
Diluted	0.53	0.41	1.06	0.84

Shares used in computing earnings per share
Basic	61,330	58,590	61,138	58,128
Diluted	64,425	61,174	64,285	60,857

Getty Images, Inc.

Second Quarter 2005 Financial Results

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	JUNE 30, 2005	DECEMBER 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$117,656	$194,752
Short-term investments	301,184	325,958
Accounts receivable, net	101,518	89,272
Prepaid expenses	11,713	10,651
Deferred income taxes, net	8,335	8,335
Other current assets	3,835	2,894

Total current assets	544,241	631,862
Property and equipment, net	115,407	112,501
Goodwill	794,110	628,717
Identifiable intangible assets, net	53,804	13,874
Deferred income taxes, net	22,241	54,652
Other long-term assets	4,665	9,978

Total assets	$1,534,468	$1,451,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82,582	$67,362
Accrued expenses	34,104	42,810
Income taxes payable	1,131	3,608
Short-term debt	265,000	—

Total current liabilities	382,817	113,780
Long-term debt	—	265,000
Other long-term liabilities	11,680	9,692

Total liabilities	394,497	388,472

Stockholders’ equity
Common stock	615	607
Additional paid-in capital	1,245,466	1,210,203
Unearned compensation	(3,222)	—
Accumulated deficit	(100,505)	(168,603)
Accumulated other comprehensive (loss) income	(2,383)	20,905

Total stockholders’ equity	1,139,971	1,063,112

Total liabilities and stockholders’ equity	$1,534,468	$1,451,584

Getty Images, Inc.

Second Quarter 2005 Financial Results

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

SIX MONTHS ENDED JUNE 30,	2005	2004
(In thousands)
Cash flows from operating activities
Net income	$68,098	$51,238
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income taxes	32,915	27,719
Depreciation	24,331	27,144
Amortization of debt issuance and exchange costs	6,060	954
Amortization	3,677	2,185
Bad debt expense	1,330	2,023
Other changes in long-term assets and liabilities	1,568	1,853

Changes in current assets and liabilities, net of effects of business acquisitions
Accounts receivable	(11,460)	(8,034)
Accounts payable	3,489	6,908
Accrued expenses	(9,544)	(9,253)
Income taxes payable	(824)	(1,726)
Changes in other current assets and liabilities	552	(682)

Net cash provided by operating activities	120,192	100,329

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	(214,517)	(915)
Acquisition of available-for-sale investments	(74,418)	(217,677)
Proceeds from sale of available-for-sale investments	98,056	77,284
Acquisition of property and equipment	(22,767)	(18,052)

Net cash used in investing activities	(213,646)	(159,360)

Cash flows from financing activities
Proceeds from the issuance of common stock	19,941	37,536
Debt issuance and exchange costs paid	(557)	(178)

Net cash provided by financing activities	19,384	37,358

Effects of exchange rate changes	(3,026)	(463)

Net decrease in cash and cash equivalents	(77,096)	(22,136)
Cash and cash equivalents, beginning of period	194,752	140,058

Cash and cash equivalents, end of period	$117,656	$117,922